SECURED PROMISSORY NOTE

$106,600.00                                                       March 15, 1998

         FOR  VALUE  RECEIVED,  the  undersigned,   Barry  Greenwald,  ("Maker")
promises to pay to Fiberstars, Inc., a California corporation (the "Company"), the principal sum of one hundred six thousand six hundred dollars ($106,600.00). Such principal sum shall bear interest from the date hereof at a rate of eight percent (8%) per annum on the unpaid balance of this promissory note (the "Note") compounded monthly. Upon demand by the Company, principal and accrued interest shall be paid by Maker to the Company. This note shall be paid in full no later than December 31, 1999. Each payment shall be credited first to interest then due and the remainder to principal.

         Principal and interest are payable in lawful money of the United States of America. Maker may prepay any amount due hereunder, without premium or penalty.

         Maker acknowledges and understands that the Company will make deductions from Maker's paychecks in order to satisfy Maker's obligations under this Note; and Maker irrevocably authorizes Company to make such deductions. Maker further acknowledges and understands that the Company will accelerate this Note by demand as of the effective date of Maker's termination of employment with Fiberstars (for any reason). In the event of such demand, all sums remaining unpaid under this note shall become immediately due and payable; and Maker irrevocably authorizes the Company to deduct any unpaid sums due under this Note from any unpaid salary, bonuses, commissions, accrued paid-time-off, and any other compensation or other payments due to Maker.

         Pending any demand or acceleration of this Note by the Company or other arrangement by mutual consent, the Company will deduct payments in the amount of $2,500 (two thousand five hundred dollars) from Maker's paycheck on the fifteenth of each month, from March 15, 1998 through and including December 15, 1999. In any period, to the extent that the total of Maker's base salary plus a commission draw approved by Fiberstars plus the monthly repayment amount indicated above is less that Maker's earned compensation, Fiberstars may at its option reduce the repayment amount for that period and modify the outstanding balance of this note accordingly. Any such difference will be made up by increasing the repayment amount in future periods, at Fiberstars' direction.

         In the event the Company incurs any costs or fees in order to enforce payment of this Note or any portion hereof, Maker agrees to pay to the Company, in addition to such amounts as are owed pursuant to this Note, such costs and fees, including, without limitation, a reasonable sum for attorneys' fees.

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

         As security for the full and timely payment of this Note, Maker pledges and grants to the Company a security interest in all shares of the Company's stock owned by Maker, acquired pursuant to the terms of the Company's 1994 Employee Stock Purchase Plan and the Company's 1988 Stock Option Plan and 1994 Stock Option Plan, as well as shares of the Company's stock which are issuable or potentially issuable to Maker pursuant to the 1988 Stock option Plan and 1994 Stock Option Plan (the "Pledged Stock"). Maker shall, upon execution of this Note, deliver all certificates and agreements representing the Pledged Stock to the Company. The Company shall hold the Pledged Stock solely for its benefit for the purpose of perfecting its security interest granted herein.

         Notwithstanding the foregoing, Maker acknowledges that this Note is a full recourse note and that Maker is liable for full payment of this Note without regard to the value at any time or from time to time of the Pledged Stock. In the event of any default in the payment of this Note, the Company shall have and may exercise any and all remedies of a secured party under the California Commercial Code, and any other remedies available at law or in equity, with respect to the Pledged Stock. Maker (I) acknowledges that state or federal securities laws may restrict the public sale of securities, and may require private sales at prices or on terms less favorable to the seller than public sales and (ii) agrees that where the Company, in its sole discretion, determines that a private sale is appropriate, such sale shall be deemed to have been made in a commercially reasonable manner.

         Maker hereby waives presentment, demand, protest, notices of protest, dishonor and nonpayment of this Note and all notices of every kind. The failure of the Company to exercise any of the rights created hereby, or to promptly enforce any of the provisions of this Note, shall not constitute a waiver of the right to exercise such rights or to enforce any such provisions.

         Notwithstanding any provision contained herein to the contrary, the benefits of the interest arrangements of this Note shall not be transferable and shall be conditioned on Maker's future performance of substantial services for the Company within the meaning of Section 7872(f)(5) of the Internal Revenue Code of 1986, as amended ("Code").

         As used herein, Maker includes the successors, assigns and distributees of Maker.

         As used herein, the Company includes the successors, assigns and distributees of the Company, as well as a holder in due course of this Note.

         This Note is made under and shall be construed in accordance with the laws of the State of California. In any action brought under or arising out of this Note, Maker hereby consents to the jurisdiction of any competent court within the State of California and consents to the service of process by any means authorized by California law.

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                                                    /S/ BARRY R. GREENWALD
                                                    ----------------------
                                                    Barry R. Greenwald
                                                    410 Castanya Court
                                                    Danville, CA 94526

         Fiberstars, Inc., a California corporation, hereby approves the terms of the above promissory note, effective as of March 15, 1998.

Dated:   March 15, 1998                             FIBERSTARS, INC.,
                                                    a California corporation



                                                    /S/ DAVID N. RUCKERT
                                                    --------------------
                                                    David N. Ruckert
                                                    President, CEO